10f-3 Transactions Summary*
* Evergreen Compliance Department
has on file a checklist
signed by the portfolio manager
and a compliance manager
stating that the transaction fully
complies with the conditions
of Rule 10f-3 of
the Investment Company Act of 1940.

Fund
High Income Fund
Security
"Puerto Rico Aqueduct and Sewer Authority Revenue Bonds, Series A"
Advisor
EIMCO
Transaction
 Date
3/10/08
Cost
"$2,500,000"
Offering Purchase
0.19%
Broker
Citigroup
Underwriting
Syndicate
Members
Citi
Bear Stearns & Co
Morgan Stanley
"Wachovia Capital Markets, LLC"

Fund
High Income Fund
Security
Buckeye Tobacco Settlement Financing Authority
Tobacco Settlement Asset-Backed Bonds Series 2007
Advisor
EIMCO
Transaction
 Date
10/24/07
Cost
"$32,500"
Offering Purchase
0.59%
Broker
Banc of America Secs
Underwriting
Syndicate
Members
UBS Securities
Lehman Brothers
RBC Capital Markets
"A.G. Edwards, Inc. "


Fund
High Income Fund
Security
North Carolina Medical Care Commission
Retirement Facilities First Mortgage Revenue Bonds Series 2007A
Advisor
EIMCO
Transaction
 Date
10/31/07
Cost
"$645,000"
Offering Purchase
0.28%
Broker
Zeigler Capital Mkts
Underwriting
Syndicate
Members
"A.G. Edwards & Sons, Inc."
"Ferris, Baker Watts, Inc."


Fund
High Income Fund
Security
CMS Energy Corp 6.55% Senior Notes due 2017
Advisor
EIMCO
Transaction
 Date
7/17/07
Cost
"$2,075,000"
Offering Purchase
0.83%
Broker
Deutsche Bank Securities
Underwriting
Syndicate
Members
Barclays Capital
Citi
JPMorgan
Wachovia Securities


Fund
High Income Fund
Security
Universal Hospital Services 8 1/2 Sr. Secured PIK Toggle Nts 2015
Advisor
EIMCO
Transaction
 Date
7/25/07
Cost
"$714,000"
Offering Purchase
0.31%
Broker
Merrill Lynch & Co.
Underwriting
Syndicate
Members
"Bear, Stearns & Co. Inc. "
Wachovia Securities




Fund
High Income Fund
Security
Universal Hospital Services Floating Rate Notes due 2015
Advisor
EIMCO
Transaction
 Date
7/25/07
Cost
"$510,000"
Offering Purchase
0.22%
Broker
Merrill Lynch & Co.
Underwriting
Syndicate
Members
"Bear, Stearns & Co. Inc. "
Wachovia Securities




Fund
High Income Fund
Security
Community Health Systems Sr Floating Notes duue 2015
Advisor
EIMCO
Transaction
 Date
7/25/07
Cost
"$4,780,000"
Offering Purchase
0.14%
Broker
Merrill Lynch & Co.
Underwriting
Syndicate
Members
"Bear, Stearns & Co."
Wachovia Securities



Fund
High Income Fund
Security
Universal Hospital Services 8 1/2 15 Sr. Secured PIK Toggle Notes
Advisor
EIMCO
Transaction
 Date
5/22/07
Cost
"$71,400,000"
Offering Purchase
0.31%
Broker
Merrill Lynch & Co.
Underwriting
Syndicate
Members
"Bear, Stearns & Co."
Wachovia Securities



Fund
High Income Fund
Security
Universal Hospital Sr. Secured Floating Rate Notes due 2015
Advisor
EIMCO
Transaction
 Date
5/22/07
Cost
"$51,000,000"
Offering Purchase
0.22%
Broker
Merrill Lynch & Co.
Underwriting
Syndicate
Members
"Bear, Stearns & Co."
Wachovia Securities



Fund
High Income Fund
Security
CMS Energy Corporation 6.55% Senior Notes due 2017
Advisor
EIMCO
Transaction
 Date
6/19/07
Cost
"$207,500,000"
Offering Purchase
0.83%
Broker
Deutsche Bank Secs
Underwriting
Syndicate
Members
Barclays Capital
Citi
JP Morgan
Wachovia Securities


Fund
High Income Fund
Security
"CHS/Community Health Systems, Sr Floating Rate Notes due 2015"
Advisor
EIMCO
Transaction
 Date
6/27/07
Cost
"$478,000,000"
Offering Purchase
0.14%
Broker
Credit Suisse
Underwriting
Syndicate
Members
Wachovia Securities
JP Morgan
Merrill Lynch & Co
Citi


Fund
High Income Bond Fund
Security
Lamar Advertising 6 5/8  8/15
Advisor
EIMCO
Transaction
 Date
10/1/07
Cost
"$785,000"
Offering Purchase
0.29%
Broker
BNP Paribas
Underwriting
Syndicate
Members
BNY Capital Markets
Caylon Securities USA Inc.
Royal Bank of Scotland

Fund

Security

Advisor
EIMCO
Transaction
 Date

Cost

Offering Purchase

Broker

Underwriting
Syndicate
Members